SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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[X] Preliminary Information Statement

[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ] Definitive Information Statement

PHARMAGREEN BIOTECH INC.

(Name of Registrant as Specified In Its Charter)

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[  ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

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[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Pharmagreen Biotech Inc.

[insert logo]

2987 Blackbear Court, Coquitlam,

British Columbia, V3E 3A2

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is first being furnished on or about October 15, 2020 to the holders of record as of the close of business on October 13, 2020 of the common stock of Pharmagreen Biotech Inc. (“Pharmagreen”).

The Board of Directors of Pharmagreen and 6 stockholders holding an aggregate of 52,566,000 shares of common stock issued and outstanding as of October 13, 2020, have approved and consented in writing to the actions described below.  Such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding common stock and are sufficient under the Nevada Revised Statutes (“NRS”) and Pharmagreen’s Articles of Incorporation and Bylaws to approve the action.  Accordingly, the actions will not be submitted to the other stockholders of Pharmagreen for a vote, and this Information Statement is being furnished to stockholders to provide them with certain information concerning the action in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the regulations promulgated thereunder, including Regulation 14C.

ACTIONS BY BOARD OF DIRECTORS

AND

CONSENTING STOCKHOLDERS

GENERAL

Pharmagreen will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. Pharmagreen will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of Pharmagreen’s common stock.

Pharmagreen will deliver only one Information Statement to multiple security holders sharing an address unless Pharmagreen has received contrary instructions from one or more of the security holders. Upon written or oral request, Pharmagreen will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address:  Pharmagreen Biotech Inc., 2987 Blackbear Court, Coquitlam, British Columbia, V3E 3A2, Attn: Peter Wojcik, President.  Mr. Wojcik may also be reached by telephone at 702-803-9404.

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to Pharmagreen’s Bylaws and the Nevada Revised Statutes (“NRS”), a vote by the holders of at least a majority of Pharmagreen’s outstanding capital stock is required to effect the action described herein.  Pharmagreen’s Articles of Incorporation does not authorize cumulative voting.  As of the record date, Pharmagreen had 95,806,289 shares of common stock issued and outstanding.  The voting power representing not less than 47,903,145 shares of common stock is required to pass any stockholdersresolutions.  The consenting stockholders are the record and beneficial owners of 52,566,000 shares of common stock, which represents approximately 54.8% of the issued and outstanding shares of Pharmagreen’s common stock on such date.  Pursuant to Chapter 78.320 of the NRS, the consenting stockholders voted, with the Board of Directors, in favor of the actions described herein in a joint written consent, dated October 13, 2020.   No consideration was paid for the consent.  The consenting stockholder’s name, affiliation with Pharmagreen, and his beneficial holdings are as follows:

Name	Beneficial Holder and Affiliation	Shares Beneficially Held	Percentage
Peter Wojcik	President, Secretary, Treasurer and Director	31,387,500 shares of common stock	32.438%
Wladyslaw Wojcik	Shareholder	4,830,000 shares of common stock	5.041%
TK Investments, Terry Kwan	Principal Accounting Officer	5,000,000 shares of common stock	5.219%
Dr. Wladyslaw Wojcik Med Prof Corp.	Shareholder	5,900,000 shares of common stock	6.158%
Leonna Wojcik	Shareholder	2,000,000 shares of common stock	2.088%
Bartosz Walczykowski	Shareholder	3,758,500 shares of common stock	3.923%

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None.

PROPOSALS BY SECURITY HOLDERS

None.

DISSENTERS RIGHTS OF APPRAISAL

None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 13, 2020, certain information regarding the ownership of Pharmagreen’s capital stock by each director and executive officer of Pharmagreen, each person who is known to Pharmagreen to be a beneficial owner of more than 5% of any class of Pharmagreen’s voting stock, and by all officers and directors of Pharmagreen as a group.  Unless otherwise indicated below, to Pharmagreen’s knowledge, all persons listed below have sole voting and investing power with respect to their shares of capital stock, except to the extent authority is shared by spouses under applicable community property laws.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and generally includes voting or investment power with respect to securities.  Shares of common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of October 13, 2020 are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and is based on 95,806,289 shares of common stock issued and outstanding on a fully diluted basis, as of October 13, 2020.

NAME AND ADDRESS OF BENEFICIAL OWNER (1)	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS (2)
Peter Wojcik President, Secretary, Treasurer and Director	31,387,500 shares of common stock	32.438%
TK Investments, Terry Kwan	5,000,000 shares of common stock	5.219%
Wladyslaw Wojcik	4,830,000 shares of common stock	5.041%
Dr. Wladyslaw Wojcik Med Prof Corp.	5,900,000 shares of common stock	6.158%
All officers and directors as a group (2 persons)	36,387,500 shares of common stock	37.657%

(1)  Unless otherwise noted, the address of each person listed is c/o Pharmagreen Biotech Inc., 2987 Blackbear Court, Coquitlam, British Columbia, V3E 3A2

(2)  This table is based on 95,806,289 shares of common stock issued and outstanding on October 13, 2020.

EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officers and director for all services rendered in all capacities to us for the fiscal year September 30, 2019 and fiscal year September 30, 2020. The Board of Directors may adopt an incentive stock option plan for the executive officers that would result in additional compensation.

Summary Executive Compensation Table

Name and Principal Position	Fiscal Year Ended 09/30	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Peter Wojcik (1)(2) President, CEO, Secretary, Treasurer and Director	2019 2020	90,423 90,709	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	90,423 90,709
Terry Kwan (1)(3) Principal Accounting Officer	2020 2019	90,709 90,423	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	90,709 90,423
Fawzia Afreen (4) COO of WFS Pharmagreen Inc.	2020 2019	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-

(1) Peter Wojcik and Terry Kwan, two Company’s officers and sole director currently devote approximately 45-55 hours per week to manage the affairs of the Company, including, but not limited to the upkeep of Pharmagreen Biotech Inc., and its subsidiaries.

(2) Mr. Wojcik is the President, CEO, Secretary, Treasurer and a sole Director of Pharmagreen Biotech Inc., he is the CEO, Director of the subsidiary WFS Pharmagreen Inc. and CEO, Director of the subsidiary 1155907 B.C. Ltd.

(3) Mr. Kwan is the CFO and a Director of the WFS Pharmagreen Inc., wholly owned subsidiary of Pharmagreen Biotech Inc., since July 22, 2015. Mr. Kwan is the Principle Accounting Officer of Pharmagreen Biotech Inc.

(4) Dr. Afreen has been an officer of WFS Pharmagreen Inc., wholly owned subsidiary of Pharmagreen Biotech Inc., since January 1, 2018. Dr. Afreen is employed by Botanical Research In Motion Inc., a British Columbia corporation owned by Peter Wojcik. Because of Dr. Afreen’s close association with Mr. Wojcik and her work at

Botanical Research In Motion Inc., she volunteers a limited amount of time to act as COO of Pharmagreen Biotech, Inc. and WFS Pharmagreen Inc.

Employment Agreements

The Company has no employment agreements with Peter Wojcik.

Other Compensation

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of our company in the event of retirement at normal retirement date as there was no existing plan as of September 30, 2020 provided for or contributed to by our company.

Director Compensation

The following table sets forth director compensation as of September 30, 2020:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Peter Wojcik (1)	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1)  Appointed President, Secretary, Treasurer and Director on February 21, 2018.  As of October 15, 2020, Mr. Wojcik has not received any compensation represented by any category in this table during the fiscal year 2019 or 2020.

Directors of our company who are also employees do not receive cash compensation for their services as directors or members of the committees of the Board of Directors.  All directors may be reimbursed for their reasonable expenses incurred in connection with attending meetings of the Board of Directors or management committees.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information concerning outstanding stock awards held by the Named Executive Officers and our directors as of September 30, 2020:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Peter Wojcik(1)	-0-	-0-	-0-	-0-	N/A	-0-	-0-	-0-	-0-

(1)  As of September 30, 2020, Mr. Wojcik has not received any options represented by any category in this table during the fiscal year 2020 or 2019.

Securities Authorized for Issuance under Equity Compensation Plans

Pharmagreen has no equity compensation plans.

CHANGE IN CONTROL

To the knowledge of management, there are no present arrangements or pledges of securities of Pharmagreen which may result in a change in control of Pharmagreen.

NOTICE TO STOCKHOLDERS OF ACTION APPROVED BY CONSENTING STOCKHOLDER

The following action was taken based upon the unanimous recommendation of Pharmagreen’s Board of Directors and the written consent of the consenting stockholder:

I.AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED COMMON STOCK

On October 13, 2020 the Board of Directors and the consenting stockholders adopted approved a resolution to effect an amendment to our Articles of Incorporation to authorize one million (1,000,000) shares of preferred stock. The number of shares of authorized common stock remains at 2,000,000,000.  The par value of each share of preferred stock is $0.001 and the par value of common stock shall remain $0.001 per share.  Such amendment is referred to herein as the “Authorized Shares Amendment.”

Currently, Pharmagreen has 2,000,000,000 shares of common stock authorized, of which 95,806,289 shares are issued and outstanding.  The Authorized Shares Amendment shall be effective twenty (20) days after this Information Statement is mailed to stockholders of Pharmagreen; and thereafter, Pharmagreen will have 1,904,193,711 shares of common stock which will be available for issuance and 1,000,000 shares of preferred stock which will be available for issuance.

Any issuance of preferred stock could, under certain circumstances, have the effect of delaying or preventing a change in control of Pharmagreen by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of Pharmagreen.

Any additional issuance of common stock could, under certain circumstances, have the effect of delaying or preventing a change in control of Pharmagreen by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of Pharmagreen.  Shares of common stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of Pharmagreen by means of a tender offer, proxy contest, merger or otherwise.  The ability of the Board of the Directors to issue such additional shares of common stock could discourage an attempt by a party to acquire control of Pharmagreen by tender offer or other means.  Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause.  Moreover, the issuance of such additional shares of common stock to person’s interests aligned with that of the Board of Directors could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

While the authorization and subsequent issuance in shares of preferred stock authorized may have anti-takeover ramifications, the Board of Directors believes that the financial flexibility offered by the amendment outweighs any disadvantages.  To the extent that the issuance of preferred shares authorized may have anti-takeover effects, the amendment may encourage persons seeking to acquire Pharmagreen to negotiate directly with the Board of Directors, enabling the Board of Directors to consider a proposed transaction in a manner that best serves the stockholders’ interests.

The Board believes that it is advisable and in the best interests of Pharmagreen to have available additional authorized but unissued shares of preferred stock in an amount adequate to provide for Pharmagreen’s future needs.  The unissued shares of preferred stock will be available for issuance from time to time as may be deemed advisable or required for various purposes, including the issuance of shares in connection with financing or acquisition transactions.   Pharmagreen has no present plans or commitments for the issuance or use of the proposed additional shares of preferred stock in connection with any financing.

The Authorized Shares Amendment is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in any debt instruments or the Articles of Incorporation or the Bylaws of Pharmagreen in effect on the date of this Information Statement.  However, Pharmagreen stockholders should note that the availability of additional authorized and unissued shares of preferred stock could make any attempt to gain control of Pharmagreen or the Board of Directors more difficult or time consuming and that the availability of additional authorized and unissued shares of common stock might make it more difficult to remove management.  Pharmagreen is not aware of any proposed attempt to take over Pharmagreen or of any attempt to acquire a large block of Pharmagreen’s stock. Pharmagreen has no present intention to use the increased number of authorized preferred stock for anti-takeover purposes.

ADDITIONAL AND AVAILABLE INFORMATION

Pharmagreen is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, is required to file periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. Such reports, proxy statements and other information can be inspected and copied at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330.  Our filings are also available to the public on the SEC’s website (www.sec.gov).

STATEMENT OF ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

Pharmagreen’s Quarterly reports for the periods ended March 31, 2020, December 31, 2019 March 31, 2020 and June 30, 2020, Annual Report on Form 10-K, for the year ended September 30, 2019 and its Registration Statement on Form S-1, filed on May 8, 2020, are incorporated herein by this reference.

Pharmagreen will provide without charge to each person, including any beneficial owner of such person, to whom a copy of this Information Statement has been delivered, on written or oral request, a copy of any and all of the documents referred to above that have been or may be incorporated by reference herein other than exhibits to such documents (unless such exhibits are specifically incorporated by reference herein).

All documents filed by Pharmagreen pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Information Statement shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

COMPANY CONTACT INFORMATION

All inquiries regarding Pharmagreen should be addressed to Peter Wojcik, President, at Pharmagreen’s principal executive offices, at:  Pharmagreen Biotech Inc., 2987 Blackbear Court, Coquitlam, British Columbia, V3E 3A2, Attn: Peter Wojcik, President, telephone 702-803-9404.